UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

January 10, 2025

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Closing; Amendment to Purchase Agreement and Registration Rights Agreement

On January 14, 2025, OS Therapies Incorporated, an ADC and immunotherapy research and clinical-stage biopharmaceutical company (the “Company”, “we”, “us” or “our”), completed a second closing of the private placement (the “Private Placement”) previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2024, which is incorporated herein by reference. As previously reported, in connection with the Private Placement, on December 24, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain institutional and accredited investors, pursuant to which the Company agreed to issue and sell to such investors immediately separable units (the “Units”), with each Unit being comprised of (i) one share of the Company’s Series A Senior Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) a warrant to purchase one share of common stock (each a “Warrant”, and such shares, the “Warrant Shares”), at a price per Unit of $4.00, for aggregate gross proceeds of not less than $6 million and not more than $10 million.

The Purchase Agreement restricts us from issuing additional shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of common stock during the period beginning from the closing until the later of (x) six months from the closing and (y) the date Stockholder Approval is obtained and deemed effective, and restricts us from entering into variable rate transactions at any time the Investors hold Warrants, subject to certain exceptions, including that the Company may issue common stock under an equity line of credit agreement at an effective price per share not less than 300% of the then applicable conversion price of the Series A Preferred Stock (currently, $12.00 per share).

The Certificate of Designation, Preferences, Rights and Limitations of Series A Senior Convertible Preferred Stock (the “Certificate of Designation”), filed by the Company on December 27, 2024 with the Secretary of State of Delaware in accordance with Section 151(g) of the Delaware General Corporation Law, sets forth the rights, preferences and limitations of the Series A Preferred Stock, which include, without limitation, (a) the right of the holder to convert such shares of Series A Preferred Stock into shares of the Company’s common stock, with mandatory conversion upon (i) a qualified firm commitment underwritten public offering of common stock raising gross proceeds in excess of $10.0 million, with a per share price not less than $12.00, (ii) a qualified PIPE financing raising gross proceeds in excess of $20.0 million, with a per share price not less than $12.00, (iii) upon a closing of a third-party acquisition where all outstanding shares of common stock (including the shares of common stock issued pursuant to the mandatory conversion of the Series A Preferred Stock) are purchased or exchanged by an unaffiliated third party and in which the consideration paid to all holders of outstanding shares of common stock for such purchase or exchange consists solely of cash at a purchase price per share of common stock not less than $12.00, or (iv) such time as the daily VWAP for the common stock is greater than 300% of the then applicable conversion price for a period of 20 consecutive trading days with minimum average daily trading volume of $2.0 million, (b) a liquidation preference of 150% of the original issue price, (c) the right to one vote per share and vote together with the common stock on an as-converted basis (subject to a voting price floor equal to the closing price of the common stock on the trading day immediately preceding the execution of the Purchase Agreement), except that holders of Series A Preferred Stock shall have the right to vote as a separate class with respect to certain specified matters, and (d) such other terms and provisions as are set forth in the Certificate of Designation.

In addition, as previously reported in connection with the prior closing of the Private Placement, the Company entered into a Registration Rights Agreement, dated December 31, 2024 (the “Registration Rights Agreement”), with the investors party thereto, pursuant to which the Company agreed to use its reasonable best efforts to, by no later than 30 days following the closing of the Private Placement, submit to the SEC a registration statement covering the resale of a number of shares of common stock underlying the Series A Preferred Stock and the Warrants issued pursuant to the Purchase Agreement equal to 300% of the shares of common stock initially issuable thereunder (the “Registration Statement”), and to use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC within 45 days thereafter.

In connection with the second closing of the Private Placement, on January 10, 2025, the Company entered into an Amendment No. 1 to Securities Purchase Agreement and Amendment to Registration Rights Agreement (the “Amendment”), amending the Purchase Agreement to provide for additional closings of the Private Placement and amending the Registration Rights Agreement to provide that the Company shall use its reasonable best efforts to submit the Registration Statement to the SEC by no later than 30 days following the second closing of the Private Placement and use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC within 45 days thereafter.

In connection with the second closing, certain investors previously party to the Purchase Agreement as of the prior closing and certain additional investors, including Tichenor Ventures, LLC, subscribed to purchase Units in the second closing pursuant to the Purchase Agreement as amended by the Amendment (the investors that purchased Units in the second closing, collectively, the “Second Closing Investors”).

At the second closing, the Company sold to the Second Closing Investors an aggregate of 263,250 Units, comprised of an aggregate of (i) 263,250 shares of Series A Preferred Stock and (ii) Warrants to purchase 263,250 shares of common stock. The gross proceeds to us from the closing, before deducting transaction fees and other estimated Private Placement expenses, are approximately $1,053,000.

In connection with the second closing, pursuant to that certain letter agreement, dated December 27, 2024 (the “Placement Agency Agreement”), between the Company and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), the Company’s placement agent for the Private Placement, (i) Brookline received a cash fee of $35,157 and (ii) Ceros Financial Services, Inc., Brookline’s selected dealer for the Private Placement (“Ceros”), received a cash fee of $17,552. In addition, pursuant to the Placement Agency Agreement, upon the second closing, the Company agreed to issue (i) to Brookline or its designee, a warrant to purchase 8,788 shares of common stock, and (ii) to Ceros or its designee, a warrant to purchase 4,388 shares of common stock (collectively, the “Agent Warrants”).

In connection with the second closing, the Second Closing Investors joined (i) the Registration Rights Agreement as amended by the Amendment, and (ii) that certain Voting Agreement, dated as of December 31, 2024 (the “Voting Agreement”), by and among the Company, the investors party thereto and certain officers and directors of the Company in their capacities as stockholders of the Company, pursuant to which such stockholders have agreed to vote all shares of common stock owned by them in favor of any proposal for approval of the transactions contemplated under the Purchase Agreement and related documents for which stockholder approval is required under the rules of the NYSE American.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement do not purport to be complete are qualified in their entirety by reference to the full texts of the Purchase Agreement and Registration Rights Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on December 30, 2024 and incorporated herein by reference, and the full text of the Amendment filed as Exhibit 10.1 attached to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 attached to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing descriptions of the Voting Agreement, Placement Agency Agreement, Certificate of Designation, Warrants and Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Voting Agreement, Placement Agency Agreement, Certificate of Designation, form of Warrant and form of Agent Warrant which are filed as Exhibits 10.3, 10.4, 3.1, 4.1 and 4.2, respectively, to the Current Report on Form 8-K filed with the SEC on December 30, 2024 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

We incorporate the information set forth in Item 1.01 into this Item 3.02 by reference.

The issuance of the Series A Preferred Stock, Warrants, Agent Warrants and any related shares of common stock issuable thereunder will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws, which exempts transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement and Amendment to Registration Rights Agreement, dated January 10, 2025, by and among OS Therapies Incorporated and the purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: January 14, 2025	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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